Exhibit 99.1

For Immediate Release

CommScope Reaches Agreement with Department of Justice
to Complete Acquisition of Andrew
____________________________________________________________________________________________________________

Hickory, NC, (December 6, 2007)– CommScope, Inc. (NYSE:CTV), a global leader in infrastructure solutions for communications networks, announced today that it has reached an agreement with the U.S. Department of Justice (the “DOJ”) that will allow it to complete its proposed acquisition of Andrew Corporation (NASDAQ:ANDW).

Under the terms of the agreement with the DOJ, which was filed today in U.S. District Court for the District of Columbia, the companies will be required to divest certain non-core assets, including Andrew’s non-controlling minority interest in Andes Industries, Inc., a supplier of last-mile products for broadband communications networks, and other related assets. The carrying value of the assets to be divested was less than $25 million as of September 30, 2007. It is expected that the divestitures will be completed after CommScope completes the acquisition of Andrew. This agreement is subject to the Court’s approval.

In addition to the DOJ, the proposed Andrew transaction was cleared by the European Commission as well as other required regulatory authorities.  The Andrew stockholders will vote on the transaction on December 10, 2007. CommScope expects to close the transaction by year end, subject to the satisfaction of other customary conditions.

About CommScope

CommScope, Inc. (NYSE: CTV – www.commscope.com) is a world leader in infrastructure solutions for communication networks.  Through its SYSTIMAX® SolutionsTM and Uniprise® Solutions brands CommScope is the global leader in structured cabling systems for business enterprise applications. It is also the world’s largest manufacturer of coaxial cable for Hybrid Fiber Coaxial applications and one of the leading North American providers of environmentally secure cabinets for DSL and FTTN applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

Forward-Looking Statements
This press release includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events.  Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected.  For a more detailed description of the factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission.  In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Additional Information
In connection with the proposed merger, CommScope filed a registration statement with the SEC on Form S-4 (File No. 333-145398) containing a proxy statement/prospectus and CommScope and Andrew mailed a definitive proxy statement/prospectus to Andrew’s stockholders containing information about the merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY.

The registration statement and the proxy statement/prospectus contain important information about CommScope, Andrew, the merger, and related matters.  Investors and security holders may obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov.  In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC.  Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope or Andrew’s Investor Relations Department:

Investor Relations                                                                                  Investor Relations
CommScope, Inc.                                                                                    Andrew Corporation
1100 CommScope Place, SE                                                                   3 Westbrook Corporate Center
P.O. Box 339                                                                                             Suite 900
Hickory, North Carolina 28602 U.S.A.                                                 Westchester, Illinois 60154 U.S.A.
Phone: 1-828-324-2200                                                                            Phone: 1-800-232-6767 or 1-708-236-6616
Fax: 1-828-982-1708                                                                                 Fax: 1-708-492-3774
E-mail: investor.relations@commscope.com                                      E-mail: investor.relations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction.  Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007.  Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006.  Other information regarding the participants in the proxy solicitation is contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

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